Section 1: DEF 14A (DEFINITIVE PROXY STATEMENT)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Bryn Mawr Bank Corporation

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Letter to Shareholders

Dear Shareholders and Friends,

I am pleased to report that Bryn Mawr Bank Corporation, and our main subsidiary, The Bryn Mawr Trust Company, had another year of record earnings. Our results were led by strong loan growth, a large increase in wealth services fees, and a healthy net interest margin.

Here are the highlights for 2013:

Net income of $24.4 million was a $3.3 million, or a 15%, increase over 2012. This net income figure includes $1.9 million of pre-tax special “due diligence and merger-related” expenses. Our Return-On-Average-Tangible-Equity, excluding these expenses, remains among the highest in the banking industry.

Diluted earnings per share for 2013 were $1.80, a 12.5% increase over the previous year.

During 2013 we experienced excellent loan growth, especially when compared to many of our peers. Total loans and leases ended the year at $1.55 billion, an improvement of 10.6%. As the economy continues to improve, we look for solid growth in 2014 as well.

Credit quality not only remained strong, but actually improved. Non-performing loans and leases were a mere 0.55% of total assets.

One of our basic strategies for these past five years has been to build our core deposit base. At the end of the year, our non-interest bearing deposits were over 26% of total deposits, one of the highest percentages in the country. In addition, our total cost of funds, which includes wholesale funding, is one of the lowest in the banking industry. We will continue to emphasize true “relationship banking” to maintain and grow these valuable deposits.

Our Wealth Management Group experienced a terrific year with fees increasing over 18% to $35.2 million, due to the addition of many new clients as well as a full year of results for Davidson Trust Company, which we acquired in May 2012. Our trust company in the state of Delaware has really taken off with assets of $1.4 billion, after only five years of operation, and has nice profitability. Total wealth assets under management and supervision for the whole organization reached $7.3 billion at year end.

While we have done five acquisitions in the past number of years, we still remain active in the M&A market and are regularly looking at opportunities. We will, however,

“During 2013 we experienced excellent loan growth, especially when compared to many of our peers.”

TED PETERS

CHAIRMAN & CEO

maintain good discipline and only do transactions that are both accretive to earnings and add strategic value to our franchise. The landscape of banking is littered with the carcasses of serial acquirers who did deals only so they could “grow for growth’s sake”.

As in every year, there are always headwinds. The regulatory burdens imposed by various government agencies have continually increased as we, and other banks, must add more non-revenue producing staff to fulfill requests for added analyses and compliance reports. In addition, low interest rates continue to put pressure on our net interest margin. We do not expect interest rates to start to increase until early 2015. Fortunately, the economy, both regionally and nationally, is showing steady improvement which hopefully will translate into strong loan demand and excellent credit quality.

Lastly, as many of you know, I plan to retire at the end of 2014 from my position as Chairman and CEO of Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company. I will have been blessed to have been here for fourteen years and to have worked with so many wonderful professional bankers and directors. Thank you all!

As always, please do not hesitate to call me if I can help you in any way.

Best wishes,

Ted Peters

Chairman and Chief Executive Officer

Highlights and Milestones

1889 The Bryn Mawr Trust Company opens for business

1928 Bank moves to current headquarters at 801 Lancaster Avenue

1950 Deposits increase to $18 million

1952 Begins offering personal, auto and home improvement loans

1954 Merges with Bryn Mawr National Bank and deposits reach $32 million

1957 Opens first drive-in teller window

1958 Builds first branch office in Haverford, PA

1973 Bank’s earnings exceed $1 million for the first time

2000 Website www.bmtc.com is launched

2004 – 2009 Bank opens four de novo branches

2008 Establishes The Bryn Mawr Trust Company of Delaware and acquires Lau Associates, a Wilmington, DE money manager and family office

2009 Acquires First Keystone Bank, Media, PA, which adds 8 branches and $500 million of banking assets

2011 Acquires the Private Wealth Management Group of the Hershey Trust Company

2012 Acquires deposits and loans from First Bank of Delaware and the Davidson Trust, Devon, PA

2013 Assets exceed $2 billion, wealth assets reach $7.3 billion, and has record earnings of $24.4 million

CELEBRATING OUR 125TH ANNIVERSARY

To commemorate 125 years, Bryn Mawr Bank Corporation was invited to ring the closing bell at NASDAQ on March 11, 2014.

Consolidated Financial Highlights

TOTAL BANK ASSETS

$2,100,000

1,987,500

1,875,000

1,762,500

1,650,000

$1,730,388

$1,773,373

$2,035,885

$2,061,665

2010 2011 2012 2013

TOTAL PORTFOLIO LOANS & LEASES

$1,550,000

1,437,500

1,325,000

1,212,500

1,100,000

$1,196,717

$1,295,392

$1,398,456

$1,547,185

2010 2011 2012 2013

TOTAL DEPOSITS

$1,650,000

1,562,500

1,475,000

1,387,500

1,300,000

$1,341,432

$1,382,369

$1,634,682

$1,591,347

2010 2011 2012 2013

TOTAL WEALTH ASSETS

$7,500,000

6,375,000

5,250,000

4,125,000

3,000,000

$3,412,890

$4,831,631

$6,663,212

$7,268,273

2010 2011 2012 2013

DIVIDENDS DECLARED

$0.700

0.663

0.625

0.587

0.550

$0.56

$0.60

$0.64

$0.69

2010 2011 2012 2013

Dollars in thousands, except per share data

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Corporate Information

CORPORATE HEADQUARTERS

801 Lancaster Ave., Bryn Mawr, PA 19010 - 610-525-1700 - www.bmtc.com

DIRECTORS

Andrea F. Gilbert, President, Bryn Mawr Hospital

Donald S. Guthrie, Attorney at Law

Wendell F. Holland, Partner, CFDS Group, LLC

Scott M. Jenkins, President, S. M. Jenkins & Co.

Jerry L. Johnson, Principal, Heffler Claims Group

David E. Lees, Senior Partner, myCIO Wealth Partners, LLC

Francis J. Leto, Executive Vice President, General Counsel,
Wealth Management Division

Lynn B. McKee, Executive Vice President, ARAMARK

Britton H. Murdoch, Managing Director, Strattech Partners, LLC

Frederick C. "Ted" Peters II, Chairman, President & Chief Executive Officer,
Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company

MARKET MAKERS

Boenning & Scattergood, Inc.
Credit Suisse Securities USA
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Morgan Stanley & Co., Inc.
Sandler O'Neill & Partners, LP
Sterne, Agee & Leach, Inc.
Stifel, Nicolaus & Co.
UBS Securities LLC
For a complete list, visit our website at www.bmtc.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, 1601 Market Street, Philadelphia, PA 19103

LEGAL COUNSEL

Stradley Ronon Stevens & Young, LLP
2005 Market Street, Suite 2600, Philadelphia, PA 19103-7098

BRYN MAWR BANK CORPORATION

Frederick C. "Ted" Peters II, Chairman, President & Chief Executive Officer

Geoffrey L. Halberstadt, Corporate Secretary

J. Duncan Smith, CPA, Treasurer and Assistant Secretary

Francis J. Leto, Vice President, General Counsel

PRINCIPAL SUBSIDIARY

The Bryn Mawr Trust Company
Subsidiary of Bryn Mawr Bank Corporation

EXECUTIVE MANAGEMENT

Frederick C. "Ted" Peters II, Chairman, President & Chief Executive Officer

Alison E. Gers, Executive Vice President, Retail Banking, Central Sales, Marketing, Information Systems, Operations and Human Resources

Geoffrey L. Halberstadt, Executive Vice President, Chief Risk Officer and Corporate Secretary

Joseph G. Keefer, Executive Vice President and Chief Lending Officer

Francis J. Leto, Executive Vice President, General Counsel, Wealth Management Division

J. Duncan Smith, CPA, Executive Vice President and Chief Financial Officer

WEALTH MANAGEMENT DIVISION

10 South Bryn Mawr Avenue, Bryn Mawr, PA 19010
One East Chocolate Avenue, Hershey, PA 17033
20 North Waterloo Road, Devon, PA 19333

OTHER SUBSIDIARIES AND FINANCIAL SERVICES

BMT Leasing, Inc.
Subsidiary of The Bryn Mawr Trust Company, Bryn Mawr, PA
James A. Zelinskie, Jr., President

BMT Mortgage Company
Division of The Bryn Mawr Trust Company, Bryn Mawr, PA
Myron H. Headen, President

BMT Settlement Services, Inc.
Subsidiary of The Bryn Mawr Trust Company, Bryn Mawr, PA
Myron H. Headen, President

The Bryn Mawr Trust Company of Delaware
Subsidiary of Bryn Mawr Bank Corporation, Greenville, DE
Robert W. Eaddy, President

Insurance Counsellors of Bryn Mawr, Inc.
Subsidiary of The Bryn Mawr Trust Company, Bryn Mawr, PA
Thomas F. Drennan, President

Lau Associates LLC
Subsidiary of Bryn Mawr Bank Corporation, Greenville, DE
Judith W. Lau, CFP®, President

REGISTRAR & TRANSFER AGENT

Computershare
PO Box 30170, College Station, TX 77842-3170

ANNUAL MEETING The Annual Meeting of Shareholders of Bryn Mawr Bank Corporation will be held at Saint Davids Golf Club, 845 Radnor Street Road, Wayne, PA 19087, on Wednesday, April 30, 2014, at 11:00 a.m.

STOCK LISTING Bryn Mawr Bank Corporation common stock is listed on the NASDAQ Global Stock Market LLC under the symbol BMTC.

FORM 10-K A copy of the Corporation's Form 10-K, including financial statement schedules as filed with the Securities and Exchange Commission, is available on our website, www.bmtc.com, or upon written request to the Corporate Secretary, Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, PA 19010.

EQUAL EMPLOYMENT OPPORTUNITY The Corporation continues its commitment to equal opportunity employment and does not discriminate with respect to recruitment, hiring, training, or promotion. It is the policy of the Corporation to comply voluntarily with the practices of Affirmative Action.

This discussion contains forward-looking statements. Please see the section entitled "Special Cautionary Notice Regarding Forward-Looking Statements" in the Annual Report to Shareholders, and the section entitled "Risk Factors" in the Form 10-K posted on the Corporation's website for discussions of the risks, uncertainties and assumptions associated with these statements.

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